UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008 (November 7, 2008)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.2
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
Amendment No. 1 to Agreement and Plan of Merger
     On July 21, 2008, Brocade Communications Systems, Inc., a Delaware corporation (“Brocade”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Foundry Networks, Inc., a Delaware corporation (“Foundry”), and Falcon Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Brocade (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Foundry, with Foundry surviving the merger (the “Merger”) as a wholly-owned subsidiary of Brocade. A copy of the Merger Agreement is filed as Exhibit 2.1 to the Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 24, 2008.
     On November 7, 2008, Brocade, Foundry and Merger Sub entered to an amendment to the Merger Agreement (“Amendment”) revising the terms of the Merger consideration and other matters as described herein. Prior to the Amendment, each outstanding share of Foundry common stock was to be converted into the right to receive a combination of $18.50 in cash, without interest, and 0.0907 of a share of Brocade common stock, par value $0.001 per share, subject to adjustment for stock splits, stock dividends and similar events. Pursuant to the Amendment, each outstanding share of Foundry common stock will be converted into a right to receive $16.50 in cash, without any stock consideration. The Amendment also provides that Foundry stockholders could receive, by means of a dividend distributed prior to the consummation of the Merger, the proceeds of the sale of Foundry’s portfolio of auction rate securities, up to an amount of $50,000,000 in the aggregate, calculated on a fully-diluted basis based on the treasury stock method, if Foundry is able to successfully liquidate its portfolio of those securities prior to the consummation of the Merger.
     In accordance with the Amendment, all outstanding Foundry stock options and restricted stock units, at the effective time of the Merger, will either be converted into, or replaced with, equivalent Brocade equity awards based on a conversion ratio set forth in the Amendment, or be terminated in accordance with their terms.
     The Merger Agreement as amended by the Amendment (“Amended Merger Agreement”) may still be terminated by either Brocade or Foundry under certain circumstances, including the failure of the Merger to be consummated on or before December 31, 2008 and the failure of Foundry stockholders to approve the Merger. In addition, the Amendment provides that either a reverse termination fee of $125 million or a reduced fee of $85 million may be payable by Brocade to Foundry upon the termination of the Amended Merger Agreement under certain defined circumstances. The Amendment also provides that Foundry may solicit, discuss, negotiate or furnish information in connection with acquisition inquiries or acquisition proposals during the period commencing on November 7, 2008 and ending on November 21, 2008. If, during that period, Foundry receives an acquisition proposal that constitutes or is reasonably likely to lead to a superior proposal, as defined in the Amended Merger Agreement, then Foundry may continue to discuss such acquisition proposal with the person or entity that made such acquisition proposal.
     The respective boards of directors of Brocade and Foundry have approved the Amendment to the Merger Agreement, and the Foundry board of directors has unanimously recommended that Foundry’s stockholders vote in favor of the revised transaction under the Amended Merger Agreement.
     The foregoing summary of certain terms of the Amendment (and the Amended Merger Agreement) does not purport to be complete, and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference. The summary of the terms of the Amendment as well as the text of the Amendment included in this Form 8-K, are intended to provide you with information regarding the material terms of the Amendment, and are not intended to modify or supplement any factual disclosures about Brocade or Foundry contained in their respective reports or statements filed with the SEC or other public information. In particular, the foregoing summary is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Brocade or Foundry. The representations and warranties set forth in the Amended Merger Agreement have been negotiated with the principal purposes of establishing the circumstances in which a party may have the right not to consummate the transactions contemplated by the Amended Merger Agreement (based on the closing conditions in the Amended Merger Agreement that relate to the accuracy of such representations and warranties), rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to disclosures to the stockholders of Foundry or Brocade.
Additional Information
     Certain stockholders of Foundry had entered into voting agreements with, and in favor of, Brocade in connection with the Merger Agreement (the “Voting Agreements”). In connection with the execution of the Amendment, such stockholders of Foundry are amending their voting agreement to extend effectiveness of such agreements, affirming each such stockholder’s agreement to vote all of such stockholder’s shares of Foundry common stock (a) in favor of the adoption of the Amended Merger Agreement; and (b) generally against any action or agreement that is intended, or would reasonably be expected, to delay, prevent or adversely affect the Merger under the amended terms.

     In connection with the proposed transaction, Foundry will be filing a revised proxy statement with the SEC. Investors and security holders are urged to read the revised proxy statement when it becomes available because it will contain important information about the proposed transaction. Investors and security holders may obtain free copies of the document (when it is available) and other documents filed with the SEC by Brocade or Foundry at the SEC’s web site at http://www.sec.gov and by contacting Brocade Investor Relations at (408) 333-8000 or Foundry Investor Relations at (408) 207-1399. Investors and security holders may also obtain free copies of the documents filed with the SEC on Brocade’s website at http://www.brcd.com or Foundry’s website at http://www.foundrynet.com/company/ir/ or the SEC’s website at http://www.sec.gov.
     Foundry and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Foundry in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the revised proxy statement described above. Additional information regarding the directors and executive officers of Foundry is also included in Foundry’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2008.
Item 2.02 Results of Operations and Financial Condition.
     On November 10, 2008, Brocade issued a press release announcing its preliminary financial results for the fourth quarter ended October 25, 2008. A copy of the press release is attached as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.
     The information in Item 2.02 and Exhibit 99.1 of Item 9.01 in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01      Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

2.2	Amendment No. 1 to Agreement and Plan of Merger dated as of November 7, 2008 among Brocade Communications Systems, Inc., Falcon Acquisition Sub, Inc. and Foundry Networks, Inc.*

99.1	Press release, dated November 10, 2008, announcing preliminary financial results of Brocade Communications Systems, Inc. for the fourth quarter ended October 25, 2008.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Brocade undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE
           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Date: November 11, 2008	By:	/s/ Richard Deranleau
Richard Deranleau
Chief Financial Officer and Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
2.2	Amendment No. 1 to Agreement and Plan of Merger dated as of November 7, 2008 among Brocade Communications Systems, Inc., Falcon Acquisition Sub, Inc. and Foundry Networks, Inc.*

99.1	Press release, dated November 10, 2008, announcing preliminary financial results of Brocade Communications Systems, Inc. for the fourth quarter ended October 25, 2008.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Brocade undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.